AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2003 ("Agreement"), is made by and among NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), NATIONAL PENN BANK, a national banking association ("NP Bank"), and HOMETOWNE HERITAGE BANK, a Pennsylvania bank ("HomeTowne").



                                   BACKGROUND
                                   ----------

         1. NPB owns directly all of the outstanding capital stock of NP Bank.

         2. Subsequent to the date hereof, NPB will form, and will own directly all of the outstanding capital stock of, NPB Interim Bank ("NPB Interim Bank").

         3. NPB and HomeTowne desire for NPB Interim Bank to merge with and into HomeTowne, with HomeTowne surviving such merger as a wholly-owned subsidiary of NPB, in accordance with the applicable laws of the United States of America, the Commonwealth of Pennsylvania, and this Agreement. Immediately thereafter, NPB desires to merge HomeTowne with and into NP Bank, with NP Bank surviving such merger as a wholly-owned subsidiary of NPB, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania, and this Agreement.

         4. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of HomeTowne are each concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1 (the "Letter Agreement").

         5. As a condition and inducement to each of NPB, NP Bank and HomeTowne to enter into this Agreement, NP Bank has entered into agreements (the "Employment Agreements") with William K. Poole and David K. Thompson (the "Key HomeTowne Management") regarding the terms of their employment following consummation of the transactions contemplated hereby.

         6. NPB and HomeTowne desire to provide the terms and conditions governing the transactions contemplated herein.


                                    AGREEMENT
                                    ---------

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                    ---------
                                     GENERAL
                                     -------

         1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Adjusted HomeTowne Option has the meaning given to that term in Section 1.02(f) of this Agreement.

         Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

         Agreement means this Agreement and Plan of Merger, including any amendment or supplement hereto.

         Application means an application for regulatory approval which is required by the Contemplated Transactions.

         Banking Code means the Pennsylvania Banking Code of 1965, as amended.

         CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

         Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

         Confidentiality Agreement means the confidentiality agreement dated March 11, 2003 between NPB and HomeTowne.

         Contemplated Transactions means all of the transactions contemplated by this Agreement, including (a) the merger of NPB Interim Bank with and into HomeTowne, with HomeTowne surviving such merger as a wholly-owned subsidiary of NPB; (b) the merger of HomeTowne with and into NP Bank, with NP Bank surviving such merger as a wholly-owned subsidiary of NPB; and (c) the performance by NPB, NP Bank, NPB Interim Bank and HomeTowne of their respective covenants and obligations under this Agreement.

         Dissenting HomeTowne Shares has the meaning given to that term in
Section 1.02(e)(ii)(C) of this Agreement.

         Effective Date means the date upon which all filings with governmental agencies, as may be required under applicable laws and regulations for the Interim Merger and the Merger to be effective, are made and accepted by such agencies, and shall be the same as the Closing Date or as soon thereafter as is practicable.

         Employment Agreements has the meaning given to that term in the Background Section of this Agreement.

         Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

         Exchange Agent has the meaning given to such term in Section 1.02(g) of this Agreement.

         FDIC means the Federal Deposit Insurance Corporation.
         ----

         FRB means the Federal Reserve Board.

         GAAP means accounting principles generally accepted in the United
States.

         HomeTowne means HomeTowne Heritage Bank, a Pennsylvania bank.

         HomeTowne Benefit Plan has the meaning given to that term in Section
2.12 of this Agreement.

         HomeTowne Board has the meaning given to that term in

Section 4.07(c)(iv)(D) of this Agreement.

         HomeTowne Board Member means a director of HomeTowne immediately prior to the Closing Date who becomes, and on the date of determination is, a member of the HomeTowne Board.

         HomeTowne Certificate has the meaning given to that term in Section 1.02(g)(i) of this Agreement.

         HomeTowne Common Stock has the meaning given to that term in Section 2.02(a) of this Agreement.

         HomeTowne Disclosure Schedule means, collectively, the disclosure schedules delivered by HomeTowne to NPB at or prior to the execution and delivery of this Agreement.

         HomeTowne Division has the meaning given to that term in Section 4.07(c)(iv)(A) of this Agreement.

         HomeTowne ERISA Affiliate has the meaning given to such term in Section 2.12(a) of this Agreement.

         HomeTowne Financials means (a) the audited financial statements of HomeTowne as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and (b) the unaudited interim financial statements of HomeTowne for each calendar quarter after December 31, 2002.

         HomeTowne ISO has the meaning given to that term in Section 1.02(f)(i) of this Agreement.

         HomeTowne Nominee has the meaning given to that term in Section 1.03(d)(i) of this Agreement.

         HomeTowne NQSO has the meaning given to that term in Section 1.02(f)(ii) of this Agreement.

         HomeTowne Option means, collectively, HomeTowne ISOs and HomeTowne
NQSOs.

         HomeTowne Option Plans means each stock option plan maintained by HomeTowne immediately prior to the Effective Date.

         HomeTowne Shareholders Meeting means the meeting of the holders of HomeTowne Common Stock concerning the Interim Merger pursuant to the Proxy Statement.

         Interim Merger means the merger of NPB Interim Bank with and into HomeTowne, with HomeTowne surviving such merger as a wholly-owned subsidiary of NPB, contemplated by this Agreement.

         Interim Surviving Bank has the meaning given to that term in Section 1.02(a) of this Agreement.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         IRS means the Internal Revenue Service.

         Key HomeTowne Management has the meaning given to such term in the Background Section of this Agreement.

         Knowledge of HomeTowne means the knowledge of HomeTowne's executive officers and directors.

         Knowledge of NPB means the knowledge of NPB's executive officers and directors.

         Letter Agreement has the meaning given to such term in the Background Section of this Agreement.

         Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of HomeTowne (when such term is used in Article 2 hereof) or NPB on a consolidated basis (when such term is used in Article 3 hereof) other than, in each case, any change, circumstance or effect relating to (i) the economy or financial markets in general or (ii) the banking industry and not specifically related to HomeTowne or NPB, or (b) the ability of such party to consummate the Contemplated Transactions.

         Merger means the merger of HomeTowne with and into NP Bank, with NP Bank surviving such merger as a wholly-owned subsidiary of NPB, contemplated by this Agreement.

         Merger Consideration has the meaning given to such term in Section 1.02(e)(ii)(A) of this Agreement.

         NASD means the National Association of Securities Dealers, Inc.

         Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

         NP Bank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

         NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

         NPB/NP Bank Bylaws Restrictions has the meaning given to such term in Section 1.03(d)(i) of this Agreement.

         NPB Common Stock means the shares of common stock, without par value, of NPB.

         NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to HomeTowne at or prior to the execution and delivery of this Agreement.

         NPB Financials means (a) the audited consolidated financial statements of NPB as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and (b) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 2002.

         NPB Interim Bank means NPB Interim Bank, a banking institution which will be duly organized and validly existing under the laws of the jurisdiction of its organization, all the outstanding capital stock of which will be owned by NPB.

         OCC means the Office of the Comptroller of the Currency.

         PDB means the Department of Banking of the Commonwealth of Pennsylvania.

         Proxy Statement means the proxy statement, together with any supplements thereto, to be sent to holders of HomeTowne Common Stock in connection with the Contemplated Transactions.

         Regulatory Agreement has the meaning given to that term in Sections
2.11 and 3.09 of this Agreement.

         Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the PDB, the OCC, the FDIC, the NASD, and the respective staffs thereof.

         Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

         Rights Agreement means the rights agreement dated August 23, 1989, as amended August 21, 1999, between NPB and NP Bank, as Rights Agent.

         SEC means the Securities and Exchange Commission.

         Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

         Surviving Bank has the meaning given to that term in Section 1.03(a) of this Agreement.

         1.02  The Interim Merger.
               -------------------

         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States of America and the Commonwealth of Pennsylvania, on the Effective Date:

                  (i) NPB Interim Bank shall merge with and into HomeTowne;

                  (ii) the separate existence of NPB Interim Bank shall cease;

                  (iii) HomeTowne shall be the surviving bank in the Interim Merger (the "Interim Surviving Bank") and a wholly-owned subsidiary of NPB; and

                  (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of NPB Interim Bank shall be taken and deemed to be transferred to and vested in HomeTowne, as the Interim Surviving Bank, without further act or deed.

         (b) Interim Surviving Bank's Name and Business. The name of the Interim Surviving Bank shall be "HomeTowne Heritage Bank". The business of the Interim Surviving Bank shall be that of a Pennsylvania bank, and it shall be conducted by the Interim Surviving Bank at its main office which shall be located at 1837 William Penn Way, Lancaster, Pennsylvania 17605 and at its legally established branches.

         (c) Interim Surviving Bank's Articles of Association and Bylaws.

                  (i) On and after the Effective Date, the articles of association of the Interim Surviving Bank shall read in their entirety as set forth on HomeTowne Disclosure Schedule 1.02(c) attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Interim Surviving Bank's bylaws.

                  (ii) On and after the Effective Date, the bylaws of the Interim Surviving Bank, as set forth on HomeTowne Disclosure Schedule 1.02(c), shall automatically be and remain the bylaws of the Interim Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

         (d) Interim Surviving Bank's Board of Directors and Officers.

                  (i) On and after the Effective Date, (A) the directors of HomeTowne duly elected and holding office immediately prior to the Effective Date shall be the directors of the Interim Surviving Bank, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Interim Surviving Bank.

                  (ii) On and after the Effective Date, the officers of HomeTowne duly elected and holding office immediately prior to the Effective Date shall be the officers of the Interim Surviving Bank, together with such other officers as may be appointed from time to time, each to hold office until they shall resign or be removed in accordance with applicable law, the articles of association and bylaws of the Interim Surviving Bank.

         (e) Conversion of Shares.

                  (i) NPB Interim Bank Capital Stock. Each share of capital stock of NPB Interim Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as a share of capital stock of the Interim Surviving Bank.

                  (ii) HomeTowne Common Stock.

                           (A) Conversion. Subject to subsections (e)(ii)(B) and
(e)(ii)(C) below with respect to treasury stock and dissenting shares of HomeTowne Common Stock, each share of HomeTowne Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Interim Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive Thirteen Dollars and Sixty-Nine and Seven-Tenths Cents ($13.697) in cash (the "Merger Consideration").

                           (B) Treasury  Stock.  Each share of HomeTowne  Common
Stock issued and held in the treasury of HomeTowne as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                           (C) Dissenting HomeTowne  Shareholders.  If there are
holders of HomeTowne Common Stock who dissent from the Interim Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting HomeTowne Shares") pursuant to Section 215a(b) of the National Bank Act (12 U.S.C. "215a(b)) and to the extent applicable, the Banking Code, the following provisions will govern payments to be made in respect of Dissenting HomeTowne Shares:

                                (1)  All  payments  in  respect  of   Dissenting
HomeTowne Shares, if any, will be made by NPB or the Interim Surviving Bank, as they shall agree.

                                (2) Dissenting HomeTowne Shares, if any, will be
deemed to have been retired and cancelled immediately prior to the Interim Merger, with the effect that no conversion thereof will occur pursuant to subsection (e)(ii)(A) above unless and until such holder shall have failed to perfect or effectively shall have withdrawn or lost his right to appraisal and payment under such section. If any such holder of HomeTowne Common Stock shall have so failed to perfect or effectively shall have withdrawn or lost such right, each of his shares of HomeTowne Common Stock shall thereupon be deemed to have been converted into, on the Effective Date, the right to receive the Merger Consideration, as set forth in Section 1.02(e)(ii)(A) hereof.

         (f)  Stock Options.
              --------------

                  (i) Incentive Stock Options. On and after the Effective Date, each incentive stock option (each, a "HomeTowne ISO") to purchase shares of HomeTowne Common Stock issued by HomeTowne and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments made in a manner consistent with IRC Section 424(a) and Treas. Reg. " 1.425-1(a)(4)(i):

                           (A) each  HomeTowne  ISO will  constitute  a right to
purchase a number of shares of NPB Common Stock  determined in  accordance  with
Section 1.02(f)(i)(B), below, at a price equal to the amount determined in accordance with Section 1.02(f)(i)(C), below;

                           (B) the number of shares of NPB Common Stock  subject
to each HomeTowne ISO immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of HomeTowne Common Stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with
Section 1.02(f)(i)(C), below; and

                           (C)  the  exercise   price  of  each   HomeTowne  ISO
immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $13.697 (the Merger Consideration).

                  (ii) Non-Qualified Stock Options. On and after the Effective Date, each non-qualified stock option (each, a "HomeTowne NQSO") to purchase shares of HomeTowne Common Stock issued by HomeTowne and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments:

                           (A) each  HomeTowne  NQSO will  constitute a right to
purchase a number of shares of NPB Common Stock  determined in  accordance  with
Section 1.02(f)(ii)(B), below, at a price equal to the amount determined in accordance with Section 1.02(f)(ii)(C), below;

                           (B) the number of shares of NPB Common Stock  subject
to each HomeTowne NQSO immediately following the Effective Date will be equal to the quotient of: (1) the product of the number of shares of HomeTowne Common Stock originally subject to that option times the original exercise price of that option, divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with
Section 1.02(f)(ii)(C), below; and

                           (C)  the  exercise   price  of  each  HomeTowne  NQSO
immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $13.697 (the Merger Consideration).

                  (iii) Except as otherwise provided in this section, the terms and conditions of all HomeTowne Options will not be changed and such options will remain outstanding and will be exercisable in accordance with the terms of the applicable HomeTowne Option Plan and stock option agreement. As adjusted pursuant to this section, each HomeTowne Option will be referred to herein as an "Adjusted HomeTowne Option".

                  (iv) As soon as practicable after the Effective Date, but in no event later than thirty (30) days after the Effective Date, NPB shall deliver to the holders of Adjusted HomeTowne Options appropriate notices setting forth the effect of the adjustments described in Sections 1.02(f)(i) and 1.02(f)(ii), above. NPB shall comply with the terms of the HomeTowne Option Plans.

                  (v) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of Adjusted HomeTowne Options in accordance with this Agreement. Within thirty (30) days after the Effective Date, NPB shall file a registration statement on Form S-8 (or any successor other appropriate forms), with respect to the shares of NPB Common Stock issuable upon exercise of the

Adjusted HomeTowne Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding.

                  (vi) With respect to those individuals who, subsequent to the Interim Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the HomeTowne Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         (g) Surrender and Exchange of HomeTowne Stock Certificates.
            --------------------------------------------------------

                  (i) As soon as reasonably practicable after the Effective Date, but in any event not later than thirty (30) days after delivery by HomeTowne to NPB of the correct mailing address for each HomeTowne shareholder, NPB shall cause NP Bank or another institutional entity selected by NPB, as the exchange agent (the "Exchange Agent"), to mail to each holder of one or more certificates representing HomeTowne Common Stock (each, a "HomeTowne Certificate"):

                           (A) a letter of transmittal  which shall specify that
delivery shall be effected, and risk of loss and title to the HomeTowne Certificates shall pass, only upon delivery of the HomeTowne Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB reasonably may specify; and

                           (B)  instructions for effecting the surrender of such
HomeTowne Certificates in exchange for the Merger Consideration payable for the shares represented thereby.

                  Upon surrender of a HomeTowne Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such HomeTowne Certificate shall be entitled to receive in exchange therefor a check in the amount of the cash that such holder has the right to receive pursuant to the provisions of this Section 1.02, i.e., the Merger Consideration times the number of shares represented by the surrendered HomeTowne Certificate.

                  (ii) Neither NPB, the Interim Surviving Bank, nor NP Bank shall be obligated to deliver or cause to be delivered the Merger Consideration to which any person would otherwise be entitled under this Agreement until such person surrenders for exchange, as provided in this Agreement, the HomeTowne

Certificates which immediately prior to the Effective Date represented outstanding shares of HomeTowne Common Stock held by such person or, in lieu thereof, delivers to the Exchange Agent such affidavit of loss, indemnity agreement and/or bond as may be reasonably required in each case by NPB. Until surrendered, each HomeTowne Certificate shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration payable for each share represented by such HomeTowne Certificate. In no event shall the holder of any shares of HomeTowne Common Stock be entitled to receive interest on any funds to be received pursuant to this Agreement.

                  (iii) Notwithstanding the foregoing, no party hereto shall be liable to any holder of HomeTowne Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

                  (iv) Each HomeTowne Certificate delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or accompanied by a power of attorney to transfer such shares endorsed in blank by such holder.

                  (v) Upon the Effective Date, the stock transfer books for HomeTowne Common Stock will be closed and no further transfers of HomeTowne Common Stock will thereafter be made or recognized. All HomeTowne Certificates surrendered pursuant to this Section 1.02(g) will be cancelled.

                  (vi) If there is a transfer of ownership of HomeTowne Common Stock which is not registered in the transfer records of HomeTowne, a check in the proper amount of Merger Consideration may be issued with respect to such HomeTowne Common Stock to such a transferee if the HomeTowne Certificate representing such shares of HomeTowne Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         1.03  The Merger.
               ----------
         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws and regulations of the United States and the Commonwealth of Pennsylvania, on the Effective Date, immediately after the Interim Merger:

                  (i) HomeTowne shall merge with and into NP Bank, under the charter of NP Bank;

                  (ii) the separate existence of HomeTowne shall cease;

                  (iii) NP Bank shall be the surviving bank in the

Merger (the "Surviving Bank") and a wholly-owned subsidiary of NPB; and

                  (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of HomeTowne shall be taken and deemed to be transferred to and vested in NP Bank, as the Surviving Bank, without further act or deed.

         (b) NP Bank's Name and Business. The name of the Surviving Bank shall be "National Penn Bank". The business of the Surviving Bank shall be that of a national banking association, and it shall be conducted by the Surviving Bank at its main office which shall be located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512, and its legally established branches.

         (c) NP Bank's Articles of Association and Bylaws.
             ------------------------------------------

                  (i) On and after the Effective Date, the articles of association of the Surviving Bank shall read in their entirety as set forth on NPB Disclosure Schedule 1.03(c) attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws.

                  (ii) On and after the Effective Date, the bylaws of the Surviving Bank, as set forth on NPB Disclosure Schedule 1.03(c), shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.

         (d) NP Bank's Board of Directors and Officers.
             ------------------------------------------
                  (i) On and after the Effective Date, (A) the directors of NP Bank duly elected and holding office immediately prior to the Effective Date and
(B) one person (the "HomeTowne Nominee") selected by HomeTowne's Board of Directors and approved by NPB (which approval is hereby granted as to Leslie K. Witmer and will not otherwise be unreasonably withheld) shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank. Subject to the provisions of the NPB and NP Bank bylaws that require the retirement of a director as of the annual meeting next following that director's reaching age 72 (the "NPB/NP Bank Bylaws Restrictions"), NPB and NP Bank shall take all steps necessary to ensure that the HomeTowne Nominee, or his successor, is elected to the Surviving Bank's Board of Directors annually for five years following the Effective Date.

                  (ii) If the HomeTowne Nominee, or any successor, resigns, dies or is otherwise removed from the Surviving Bank's Board of Directors at any time during the five one-year terms of office referred to in
Section 1.03(d)(i), the HomeTowne Board Members (determined pursuant to Section 4.07(c)(iv)(D) of this Agreement), by a plurality vote, shall have the right to select the successor to such HomeTowne Nominee, subject to (A) compliance with the NPB/NP Bank Bylaws Restrictions, and (B) approval of such person by NPB (which approval will not be unreasonably withheld).

                  (iii) On and after the Effective Date, the officers of NP Bank duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with the Key HomeTowne Management and such other officers as may be appointed from time to time, each to hold office until they shall resign or be removed in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

         (e) Conversion of Shares.
             ---------------------
                  (i) NP Bank Capital Stock. Each share of the capital stock of NP Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as a share of capital stock of the Surviving Bank.

                  (ii) HomeTowne Capital Stock. Each share of HomeTowne Capital Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding.

         1.04 Closing. The closing of the Interim Merger and the Merger (collectively, the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V of this Agreement have been satisfied or waived at or prior to the Closing.


                                   ARTICLE II
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF HOMETOWNE
                   -------------------------------------------

         HomeTowne hereby represents and warrants to NPB as follows:

         2.01  Organization.
               --------------
         (a) HomeTowne is a bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. HomeTowne has the corporate power to carry on its business and operations as now being conducted and to own and operate its properties and assets now owned and being operated by it. HomeTowne is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) The deposits of HomeTowne are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (c) HomeTowne has no Subsidiaries.

         (d) The minute books of HomeTowne accurately records, in all material respects, all material corporate actions of its shareholders and boards of directors, including committees, in accordance with normal business practice of HomeTowne.

         (e) HomeTowne has delivered to NPB true and correct copies of the articles of incorporation and bylaws of HomeTowne as in effect on the date hereof.

         2.02  Capitalization.
               ---------------
         (a) The authorized capital stock of HomeTowne consists of (a) 5,000,000 shares of common stock, par value $1.00 per share ("HomeTowne Common Stock"), of which at the date hereof 2,745,192 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and none are held as treasury shares, and (b) 5,000,000 shares of preferred stock, $.10 par value per share, of which none are issued. HomeTowne has not issued nor is HomeTowne bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of HomeTowne Common Stock or any other security of HomeTowne or any securities representing the right to vote, purchase or otherwise receive any shares of HomeTowne Common Stock or any other security of HomeTowne, except for (i) options to acquire 984,332 shares of HomeTowne Common Stock issued and outstanding under the HomeTowne Option Plans, (ii) certain employment agreements as described in HomeTowne Disclosure Schedule 2.08(a), and (iii) this Agreement.

         (b) HomeTowne does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in HomeTowne's investment portfolio, (ii) equity interests held in connection with HomeTowne's commercial loan activities, and (iii) as set forth on HomeTowne Disclosure Schedule 2.02(b).

         2.03  Authority; No Violation.
               -----------------------
         (a) HomeTowne has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by HomeTowne and the consummation by HomeTowne of the Contemplated Transactions have been duly and validly approved by the Board of Directors of HomeTowne and, except for the favorable vote of two-thirds of the outstanding shares of HomeTowne Common Stock as required by the National Bank Act and the Banking Code, no other corporate proceedings on the part of HomeTowne are necessary to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by HomeTowne and, subject to approval by the shareholders of HomeTowne and subject to the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of HomeTowne, enforceable against HomeTowne in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by HomeTowne, (ii) subject to receipt of approvals from the HomeTowne shareholders and the Regulatory Authorities referred to in Section 3.04 hereof and HomeTowne's, NPB Interim Bank's, NP Bank's and NPB's compliance with any conditions contained therein, the consummation of the Contemplated Transactions, and (iii) compliance by HomeTowne with any of the terms or provisions hereof, do not and will not:

                           (A)  conflict  with  or  result  in a  breach  of any
provision of the articles of incorporation or bylaws of HomeTowne;

                           (B) violate any statute, rule, regulation,  judgment,
order, writ, decree or injunction applicable to HomeTowne or any of its properties or assets; or

                           (C)  except  as  described  in  HomeTowne  Disclosure
Schedule 2.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HomeTowne under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which HomeTowne is a party, or any of its properties or assets may be bound or affected;

excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

         2.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and, except as described in HomeTowne Disclosure Schedule 2.04, no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by HomeTowne or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of HomeTowne, the consummation by HomeTowne of the Contemplated Transactions.

         2.05  Financial Statements.
               --------------------
         (a) HomeTowne has delivered to NPB the HomeTowne Financials, except those pertaining to quarterly periods commencing after December 31, 2002, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered HomeTowne Financials fairly present, in all material respects, the financial position, results of operations and cash flows of HomeTowne as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of HomeTowne, HomeTowne did not, as of the date of the balance sheets referred to below, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the HomeTowne Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         2.06 No Material Adverse Change. HomeTowne has not suffered any adverse change in its assets, business, financial condition or results of operations since December 31, 2002 which change has had a Material Adverse Effect, it being understood that the expenses incurred by HomeTowne in connection with this Agreement and the Contemplated Transactions, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

         2.07  Taxes.
               ------
         (a) HomeTowne has filed, and will file, all material federal, state and local tax returns required to be filed by or with respect to HomeTowne on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from HomeTowne to any applicable taxing authority, on or prior to the Closing Date other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to HomeTowne.

         (c) To the Knowledge of HomeTowne, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon HomeTowne, nor has HomeTowne been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

         (d) Proper and accurate amounts have been withheld by HomeTowne from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

         2.08  Contracts.
               ---------
         (a) Except as described in HomeTowne Disclosure Schedule 2.08(a) or 2.12, HomeTowne is not a party to or subject to:

                  (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

                  (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

                  (iii) any collective bargaining agreement with any labor union relating to employees;

                  (iv) any agreement which by its terms limits the payment of dividends by HomeTowne;

                  (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which HomeTowne is an obligor to any person and which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

                  (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

                  (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

                  (viii) except in the ordinary course of business, any lease for real property;

                  (ix) any contract or arrangement with any broker-dealer or investment adviser;

                  (x) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

                  (xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

         (b) (i) All the contracts, plans, arrangements and instruments listed in HomeTowne Disclosure Schedule 2.08(a) are in full force and effect on the date hereof, and neither HomeTowne nor, to the Knowledge of HomeTowne, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and, except as disclosed on HomeTowne Disclosure
Schedule 2.08(a), no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the Contemplated Transactions, the termination of which will have a Material Adverse Effect.

                  (ii) Except as otherwise described in HomeTowne Disclosure
Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which HomeTowne is a party or by which HomeTowne may be bound:

                           (A) contains  provisions  which permit an employee or
an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                           (B)  provides  for  acceleration  in the  vesting  of
benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of HomeTowne; or

                           (C)  requires  HomeTowne  to provide a benefit in the
form of HomeTowne Common Stock or determined by reference to the value of HomeTowne Common Stock.

         2.09  Ownership of Property; Insurance Coverage.
               ------------------------------------------
         (a) HomeTowne has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by HomeTowne, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the HomeTowne Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

                  (i) those items that secure liabilities for borrowed money and that are described in HomeTowne Disclosure Schedule 2.09(a) or permitted under
Article IV hereof;

                  (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

                  (iii) liens for current taxes not yet due and payable;

                  (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

                  (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

                  (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

HomeTowne has the right under leases of material properties used by HomeTowne in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by them.

         (b) With respect to all agreements pursuant to which HomeTowne has purchased securities subject to an agreement to resell, if any, HomeTowne has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) HomeTowne maintains insurance in amounts considered by HomeTowne to be reasonable for its operations. HomeTowne has made available to NPB and NP Bank true and correct copies of all such policies. Except as disclosed on HomeTowne Disclosure Schedule 2.09(c), HomeTowne has not received notice from any insurance carrier that:

                  (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

                  (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

         (d) HomeTowne maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

         2.10 Legal Proceedings. HomeTowne is not a party to any, and there are no pending or, to the Knowledge of HomeTowne, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against HomeTowne;

         (b) to which the assets of HomeTowne are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of HomeTowne to perform its obligations under this Agreement;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

         2.11  Compliance with Applicable Law.
               ------------------------------
         (a) HomeTowne holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its business nor otherwise have a Material Adverse Effect.

         (b) HomeTowne has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority, and has filed all other reports and statements required to be filed by it, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of HomeTowne, investigation into the business or operations of HomeTowne, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) HomeTowne has not received any notification or communication from any Regulatory Authority:

                  (i) asserting that HomeTowne is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to HomeTowne;

                  (iii) requiring or threatening to require HomeTowne, or indicating that HomeTowne may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of HomeTowne, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of HomeTowne (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

         (e) HomeTowne has not received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

         (f) To the Knowledge of HomeTowne, except as heretofore disclosed to NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to HomeTowne would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon HomeTowne or the assets of HomeTowne which has had, or, to the Knowledge of HomeTowne, would have, a Material Adverse Effect.

         2.12  ERISA.
               -----
         (a) HomeTowne has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in HomeTowne Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of HomeTowne or any other entity (a "HomeTowne ERISA Affiliate") that, together with HomeTowne, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "HomeTowne Benefit Plans"), together with:

                  (i) the most recent actuarial (if any) and financial reports relating to those HomeTowne Benefit Plans which constitute "qualified plans" under IRC Section 401(a);

                  (ii) the most recent Form 5500 (if any) relating to such HomeTowne Benefit Plans filed with the IRS; and

                  (iii) the most recent IRS determination letters which pertain to any such HomeTowne Benefit Plans.

         (b) Neither HomeTowne nor any HomeTowne ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by HomeTowne or any HomeTowne ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

         (c) Neither HomeTowne nor any HomeTowne ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

         (d) Each HomeTowne Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

         (e) There is no existing, or, to the Knowledge of HomeTowne, contemplated, audit of any HomeTowne Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any HomeTowne Benefit Plan, or by or on behalf of any individual participant or beneficiary of any HomeTowne Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of HomeTowne, is there any basis for such claim.

         (f) With respect to any services which HomeTowne may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any HomeTowne Benefit
Plan),

HomeTowne:

                  (i) has correctly computed all contributions, payments or other amounts for which it is responsible;

                  (ii) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

                  (iii) has not breached any duty imposed by ERISA: and

                  (iv) has not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except where any such action or inaction would not have a Material Adverse
Effect.

         2.13 Brokers and Finders. Neither HomeTowne nor any of its officers, directors, employees, independent contractors or agents has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Griffin Financial Group LLC ("Griffin") whose engagement letter with HomeTowne is included in HomeTowne Disclosure Schedule 2.13.

         2.14  Environmental Matters.
               ---------------------
         (a) Except as set forth on HomeTowne Disclosure Schedule 2.14, to the Knowledge of HomeTowne, neither HomeTowne, nor any property owned or operated by HomeTowne, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on HomeTowne Disclosure Schedule 2.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of HomeTowne, threatened, or any investigation pending, relating to the liability of HomeTowne with respect to any property owned or operated by HomeTowne under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

         (b) Except as set forth on HomeTowne Disclosure Schedule 2.14, no property, now or formerly owned or operated by HomeTowne or on which HomeTowne holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the

National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against HomeTowne for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

         2.15 Business of HomeTowne. Since December 31, 2002, HomeTowne has not, in any material respect:

         (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 4.01(d);

         (b) eliminated employee benefits;

         (c) deferred routine maintenance of real property or leased premises;

         (d) eliminated a reserve where the liability related to such reserve has remained;

         (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

         (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

         2.16 CRA Compliance. HomeTowne is in material compliance with the applicable provisions of the CRA, and, as of the date hereof, HomeTowne has received a CRA rating of "satisfactory" or better from the FDIC. To the Knowledge of HomeTowne, there is no fact or circumstance or set of facts or circumstances which would cause HomeTowne to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         2.17  Information to be Supplied.
               --------------------------
         (a) The information supplied by HomeTowne for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is mailed to shareholders of HomeTowne, and up to and including the date of the HomeTowne Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by HomeTowne for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         2.18  Related Party Transactions.
               ---------------------------
         (a) Except as set forth on HomeTowne Disclosure Schedule 2.18, or as is disclosed in the footnotes to the HomeTowne Financials, as of the date hereof, HomeTowne is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of HomeTowne, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as set forth in HomeTowne Disclosure Schedule 2.18, as of the date hereof, no loan or credit accommodation to any Affiliate of HomeTowne is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of HomeTowne, as of the date hereof, the loan grade classification accorded such loan or credit accommodation is appropriate.

         2.19 Loans. All loans reflected as assets in the HomeTowne Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

         2.20 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the HomeTowne Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

         2.21 Fairness Opinion. HomeTowne has received an opinion from Griffin to the effect that, as of the date hereof, the consideration to be received by shareholders of HomeTowne pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         2.22 Quality of Representations. To the Knowledge of HomeTowne, no representation made by HomeTowne in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE III
                                   -----------

                      REPRESENTATIONS AND WARRANTIES OF NPB
                      -------------------------------------

         NPB hereby represents and warrants to HomeTowne as follows:

         3.01  Organization.
               ------------
         (a) NPB is a corporation duly incorporated, organized and subsisting under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (b) NP Bank is a national banking association duly organized and validly existing under the laws of the United States. NP Bank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NP Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

         (c) Upon formation and organization of NPB Interim Bank as an NPB Subsidiary, NPB Interim Bank will be a banking institution duly organized and validly existing under the laws of the jurisdiction of its organization, and NPB Interim Bank will have the corporate power to carry on the business of banking and to own and operate properties and assets. Prior to the Closing Date, NPB Interim Bank will engage only in the transactions provided in this Agreement, and will incur no material liabilities or obligations except those provided in this Agreement.

         (d) The deposits of NP Bank are insured by the Bank

Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

         (e) NP Bank has no Subsidiaries other than those identified in NPB Disclosure Schedule 3.01(d).

         (f) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of NPB and the NPB Subsidiary.

         (g) NPB has delivered to HomeTowne true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NP Bank, as in effect on the date hereof.

         3.02  Capitalization.
               --------------
         (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which, as of April 18, 2003, 21,934 shares are validly issued and held by NPB as treasury stock and 23,022,950 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, (iii) pursuant to the Rights Agreement, and (iv) this Agreement.

         (b) NPB owns, directly or indirectly, all of the capital stock of NP Bank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NP Bank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

         3.03  Authority; No Violation.
               -----------------------
         (a) (i) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions.

                  (ii) NP Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger.

                  (iii) Upon formation and organization of NPB Interim Bank as an NPB Subsidiary, NPB Interim Bank will have full corporate power and authority to execute and deliver this Agreement and to consummate the Interim Merger.

                  (iv) The execution and delivery of this Agreement by NPB and the consummation by NPB of the Contemplated Transactions (including, without limitation, the issuance of the Adjusted HomeTowne Options) have been duly and validly approved by the Board of Directors of NPB by unanimous vote and no other corporate proceedings on the part of NPB are necessary to consummate the Contemplated Transactions.

                  (v) The execution and delivery of this Agreement by NP Bank and the consummation by NP Bank of the Merger have been duly and validly approved by the Board of Directors of NP Bank by unanimous vote and by NPB as sole shareholder of NP Bank, and no other corporate proceedings on the part of NP Bank are necessary to consummate the Contemplated Transactions.

                  (vi) The execution and delivery of this Agreement by NPB Interim Bank and the consummation by NPB Interim Bank of the Interim Merger will, at the time of execution and delivery of this Agreement by NPB Interim Bank, have been duly and validly approved by the Board of Directors of NPB Interim Bank and by NPB as sole shareholder of NPB Interim Bank, and no other corporate proceedings on the part of NPB Interim Bank will be necessary to consummate the Interim Merger.

                  (vii) This Agreement has been duly and validly executed and delivered by NPB and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (viii) This Agreement has been duly and validly executed and delivered by NP Bank and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of NP Bank, enforceable against NP Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (viii) At the time of the execution and delivery of this Agreement by NPB Interim Bank, this Agreement will have been duly and validly executed and delivered by NPB Interim Bank and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, will constitute the valid and binding obligation of NPB Interim Bank, enforceable against NPB Interim Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

         (b) (i) The execution and delivery of this Agreement by NPB, (ii) the execution and delivery of this Agreement by NP Bank, (iii) the execution and delivery of this Agreement by NPB Interim Bank, (iv) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and NPB's, NP Bank's, NPB Interim Bank's, and HomeTowne's compliance with any conditions contained therein, the consummation of the Contemplated Transactions, and (v) compliance by NPB, NP Bank or NPB Interim Bank with any of the terms or provisions hereof, do not and will not:

                           (A) conflict with or result in a breach of any
provision of the respective articles of incorporation, articles of association or bylaws of NPB, NP Bank, NPB Interim Bank or any other NPB Subsidiary;

                           (B) violate any statute, rule, regulation, judgment,
order, writ, decree or injunction applicable to NPB, NP Bank, NPB Interim Bank or any other NPB Subsidiary or any of their respective properties or assets; or

                           (C) violate, conflict with, result in a breach of any
provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB, NP Bank, or NPB Interim Bank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB, NP Bank, NPB Interim Bank or any other NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

         3.04 Consents. Except for consents and approvals of, or filings with, the SEC, the FRB, the OCC, the PDB, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB, NP Bank or NPB Interim Bank or the consummation of the Contemplated Transactions.

         3.05  Financial Statements.
               --------------------
         (a) NPB has delivered to HomeTowne the NPB Financials, except those pertaining to quarterly periods commencing after December 31, 2002, which it will deliver to HomeTowne within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

         (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

         3.06 No Material Adverse Change. Neither NPB nor any NPB Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since December 31, 2002 which change has had a Material Adverse Effect.

         3.07 Financing. At the Effective Date, NPB will have available cash sufficient to pay the amounts required to be paid to HomeTowne shareholders pursuant to this Agreement, upon consummation of the Interim Merger.

         3.08 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

         (a) against NPB or any NPB Subsidiary;

         (b) to which the assets of NPB or any NPB Subsidiary are subject;

         (c) challenging the validity or propriety of any of the Contemplated Transactions; or

         (d) which could materially adversely affect the ability of NPB, NP Bank or any other NPB Subsidiary to perform their respective obligations under this Agreement;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

         3.09  Compliance with Applicable Law.
               -------------------------------
         (a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

         (b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

         (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

         (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

                  (i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

                  (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

                  (iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

                  (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to HomeTowne.

         (e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement except as heretofore disclosed to HomeTowne.

         (f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

         (g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

         3.10 Brokers and Finders. Neither NPB, any NPB Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Boenning & Scattergood, Inc. ("Boenning") whose engagement letter with NPB is included in NPB Disclosure Schedule 3.13.

         3.11 CRA Compliance. NPB and NP Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, NP Bank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NP Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

         3.12  Information to be Supplied.
               --------------------------
         (a) The information supplied by NPB for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is mailed to shareholders of HomeTowne, and up to and including the date of the HomeTowne Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

         (b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

         3.13 NPB Common Stock. The shares of NPB Common Stock issuable pursuant to the Adjusted HomeTowne Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

         3.14  Securities Documents.  NPB has delivered to HomeTowne copies of:

         (a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 2001 and 2002;

         (b) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2003; and

         (c) NPB's proxy materials used in connection with its meetings of shareholders held in 2002 and being held in 2003.

Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         3.15 Rights Agreement. No event or circumstance has occurred resulting in, and the execution of this Agreement by NPB and NP Bank will not result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

         3.16 Eligible Bank. NP Bank is an eligible bank, as defined in 12 C.F.R. Section 5.3(g), and NPB and NP Bank will take all reasonable steps necessary to use a streamlined merger application and obtain an expedited review of the Merger from the OCC, as contemplated by 12 C.F.R. Sections 5.33(i) and
(j).

         3.17 Quality of Representations. To the Knowledge of NPB, no representation made by NPB in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                                   ARTICLE IV
                                   ----------

                            COVENANTS OF THE PARTIES
                            ------------------------

         4.01 Conduct of HomeTowne's Business. Through the Closing Date, HomeTowne shall, in all material respects, conduct its business and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of NPB. HomeTowne shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of HomeTowne and others with whom business relationships exist, provided that non-customer contact job vacancies that occur prior to the Effective Date through attrition shall not be filled or any new employees hired, in each case without the prior written consent of NPB. HomeTowne shall have the right to replace customer contact employees in the ordinary course of business consistent with past practice. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, HomeTowne shall not:

         (a) change any provision of its articles of incorporation or of its bylaws;

         (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of HomeTowne capital stock; except that HomeTowne may issue shares of HomeTowne Common Stock upon the valid exercise of any HomeTowne Options issued and outstanding on the date hereof, but excluding any options where the exercise thereof would breach a signed Letter Agreement;

         (c) grant any severance or termination pay, other than pursuant to policies or agreements of HomeTowne in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with HomeTowne;

         (d) grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with HomeTowne, except for:

                  (i) routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice;

                  (ii) customary and routine incentive bonuses consistent with past practice in an amount not to exceed $150,000 in the aggregate for the calendar year 2003 and to be payable to persons designated by HomeTowne and approved by NPB; and

                  (iii) retention bonuses on account of the Contemplated Transactions granted in good faith reasonable amounts not to exceed $75,000 in the aggregate and to be payable to persons designated by HomeTowne (and approved by NPB) not earlier than 30 days after the operational merger of HomeTowne and NP Bank (including conversion of HomeTowne's computer system), but in no event later than 120 days after the operational merger of HomeTowne and NP Bank; or

         (e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

         (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

         (g) take any action which would result in any of the conditions set forth in Article V hereof not being satisfied;

         (h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

         (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

         (j) implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

         (k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

         (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

         (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

         (n) take any action that would give rise to a right of payment to any individual under any employment agreement, except (i) in the ordinary course of business consistent with past practice, and (ii) for the execution of this Agreement;

         (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

         (p) except as set forth on HomeTowne Disclosure Schedule 4.01(p), make any capital expenditure of $100,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by HomeTowne of more than $75,000, or extending beyond twelve (12) months from the date hereof; or

         (q) agree to do any of the foregoing.

         4.02  Access; Confidentiality.
               -----------------------
         (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

         (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither HomeTowne, NPB, nor any NPB Subsidiary, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

         (c) All information furnished to NPB or HomeTowne by the other in connection with the Contemplated Transactions, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.03  Regulatory Matters.  Through the Closing Date:
               ------------------

         (a) NPB and HomeTowne shall cooperate with one another in the preparation of the Proxy Statement and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions. NPB and HomeTowne shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

         (b) NPB and HomeTowne intend to cause the Proxy Statement to include financial information about HomeTowne as of June 30, 2003, subject to the terms of this Agreement (including the right of HomeTowne to designate the date of the HomeTowne Shareholders Meeting pursuant to Section 4.07(a)(i)); NPB acknowledges that HomeTowne is not a registrant under the Exchange Act and accordingly preparation of additional information may be required.

         (c) HomeTowne and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the Contemplate Transactions.

         (d) HomeTowne and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated Transactions, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, HomeTowne and NPB shall use their reasonable good faith efforts to provide each other certificates and other documents reasonably requested by the other.

         4.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions including, if necessary, appealing any adverse ruling in respect of any Application.

         4.05 No Solicitation. HomeTowne shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

         (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

         (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

         (c) agree to or endorse any Acquisition Proposal.

HomeTowne shall (unless it believes, after consultation with its counsel, that such notification would violate the HomeTowne Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement:

                  (i) HomeTowne may furnish or cause to be furnished confidential and non-public information concerning HomeTowne and its businesses, properties or assets to a third party;

                  (ii) HomeTowne may engage in discussions or negotiations with a third party;

                  (iii) following receipt of an Acquisition Proposal, HomeTowne may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

                  (iv) following receipt of an Acquisition Proposal, the HomeTowne Board of Directors may withdraw or modify its recommendation of the Interim Merger;

but in respect of the foregoing clauses (i) through (iv) only if the HomeTowne Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, that failure to do so would result in a breach by such directors of their fiduciary duties to HomeTowne's shareholders.

As used herein, the term "Acquisition Proposal" means the public announcement of a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of HomeTowne, or any other business combination involving HomeTowne; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of HomeTowne Common Stock.

         4.06 Update of Disclosure Schedules. Through the Closing Date, HomeTowne shall update the HomeTowne Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

         4.07  Other Undertakings by NPB and HomeTowne.
               ----------------------------------------

         (a) Undertakings of HomeTowne.
            ---------------------------
                  (i) Shareholder Approval. HomeTowne shall submit this Agreement to its shareholders for approval at a meeting (the "HomeTowne Shareholders Meeting") with the recommendation (unless it believes, after consultation with its legal counsel, that such recommendation would violate the HomeTowne Board of Directors' fiduciary duties) of its Board of Directors to such shareholders to approve this Agreement. The HomeTowne Shareholders Meeting may, in HomeTowne's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. If any such consent has not been obtained prior to the date established in the Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of HomeTowne. The HomeTowne Shareholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

                  (ii) Updated Fairness Opinion. HomeTowne shall use its reasonable best efforts to obtain an updated written opinion from Griffin to the effect that the consideration to be received by shareholders of HomeTowne pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten days prior to the date of mailing of the Proxy Statement to the shareholders of HomeTowne, for inclusion in such Proxy Statement.

                  (iii) Phase I Environmental Audit. HomeTowne shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by HomeTowne. NPB must commence a "phase I environmental audit" within sixty
(60) days of the date of this Agreement or NPB's right to perform such an audit shall be waived.

         (b) Understandings of NPB and HomeTowne.
             ------------------------------------

                  (i) Filings and Approvals. NPB and HomeTowne shall cooperate with each other in the preparation and filing, as soon as practicable, of:

                           (A)  the Applications;
                           (B) the Proxy Statement and related filings, if any,
under state securities laws relating to the Interim Merger; and

                           (C) all other documents necessary to obtain any other
approvals and consents required to effect consummation of the Contemplated Transactions.

                  (ii) Public Announcements. NPB and HomeTowne shall agree upon the form and substance of any press release related to this Agreement and the Contemplated Transactions, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

                  (iii) Maintenance of Insurance. NPB and each NPB Subsidiary, and HomeTowne, shall maintain insurance in such amounts as NPB and HomeTowne, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of the respective properties of NPB and each NPB Subsidiary, and HomeTowne, and the nature of the respective businesses of NPB and each NPB Subsidiary, and HomeTowne.

                  (iv) Maintenance of Books and Records. NPB and each NPB Subsidiary, and HomeTowne, shall maintain books of account and records on a basis consistent with past practice.

                  (v) Taxes. NPB and each NPB Subsidiary, and HomeTowne, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

                  (vi) Integration Team. NPB and HomeTowne shall cooperate with each other in the selection of an integration team, which team shall plan and implement an orderly, cost-effective consolidation of HomeTowne's back room operations presently located in Lancaster, Pennsylvania, into NP Bank's operations in Boyertown, Pennsylvania. Consistent with HomeTowne maintaining its independent status prior to the Effective Date, NPB will provide sufficient resources and personnel to effectively guide the integration team.

                  (vii) Outside Service Bureau Contracts. NPB and HomeTowne shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement HomeTowne may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall elect) and HomeTowne for the provision of similar services to HomeTowne on terms and conditions mutually acceptable to HomeTowne and NPB.

                  (viii) In-House Operations. NPB and HomeTowne shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of HomeTowne, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall select) and HomeTowne for the provision of similar services to HomeTowne on terms and conditions mutually acceptable to HomeTowne and NPB.

                  (ix) Delivery of Financial Statements. NPB and HomeTowne shall each deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended March 31, 2003, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

         (c) Undertakings of NPB.
             -------------------
                  (i) Delivery of SEC Documents. NPB shall deliver to HomeTowne copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

                  (ii) Employees, Severance Policy.
                      -----------------------------

                           (A) Subject to NPB's usual personnel and
qualification policies, NPB will endeavor to continue the employment of all current employees of HomeTowne in positions that will contribute to the successful performance of the combined organization. More specifically, NPB will, after consultation with William K. Poole, prior to or soon after the Closing Date, inform each HomeTowne employee of the likelihood of such employee having continued employment with NPB, NP Bank or any other NPB Subsidiary following the Closing, and will permit any HomeTowne employee to apply for any employment position posted as available with NPB, NP Bank or any other NPB Subsidiary. Any employee whose employment terminates following the Closing because (i) such employee's position is eliminated or (ii) because such employee is not offered or retained in comparable employment (i.e., a position of substantially similar job descriptions or responsibilities in a location within a 15 mile radius from such employee's job location with HomeTowne) shall receive four week's severance pay at the employee's then current pay rate. Part-time employees receiving severance payments under this Section will receive severance prorated to reflect the ratio of the part-time employee's normal schedule as compared to that of a full-time employee.

                           (B) All employees of HomeTowne on the date hereof
will be eligible for severance benefits set forth in this Section 4.07(c)(ii), except that:

                                (1) No employee of HomeTowne who shall receive
any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits; and

                                (2) No employee of HomeTowne with an operating
systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of HomeTowne's operating systems with and into NP Bank's operating systems, which, as of the date hereof, is scheduled to be completed not later than sixty days after the Effective Date.

                           (C) Each person eligible for severance benefits will
remain eligible for such benefits if his or her employment is terminated, other than for "cause", within six months after the Effective Date. Any person whose employment with NPB or any NPB Subsidiary is terminated without "cause" after six months from the Effective Date shall receive such severance benefit from NPB or such NPB Subsidiary as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with HomeTowne).

                           (D) For purposes of this Section 4.07(c)(ii), "cause"
means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or

(5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

                  (iii)  Employee Benefits.
                         -----------------
                           (A) As of the Effective Date, each employee of
HomeTowne who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with HomeTowne for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's, or as appropriate, in the NPB Subsidiary's, employee benefit plans, programs and policies. NPB shall use the original date of hire by HomeTowne in making these determinations.

                           (B) The employee benefits provided to former
employees of HomeTowne after the Effective Date shall be reasonably equivalent in the aggregate to the employee benefits provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of HomeTowne shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

                           (C) Subject to the other provisions of this Section
4.07(c)(iii) and Section 1.02(f), after the Effective Date, NPB may discontinue, amend, convert to, or merge with, an NPB or NPB Subsidiary plan any HomeTowne Benefit Plan, subject to such plan's provisions and applicable law.

                  (iv) HomeTowne Division, HomeTowne Board.
                       ------------------------------------
                           (A) Upon consummation of the Contemplated
Transactions, NPB shall cause NP Bank to establish and operate a separate banking division called "HomeTowne Heritage Bank, a Division of National Penn Bank" (the "HomeTowne Division"). The HomeTowne Division will consist of all HomeTowne's present community offices, with the addition of (i) the NP Bank Community Office located in New Holland, Pennsylvania, and (ii) up to two additional community offices to be opened by the HomeTowne Division within the four years following the Effective Date.

                           (B) NPB will utilize the HomeTowne Division in the
further expansion of its business in Lancaster County, Pennsylvania, including the expansion of the community office system through the opening of de novo offices or the acquisition of other financial institutions or their deposits and assets. NPB will use commercially reasonable efforts to expand the HomeTowne Division's business so that the performance thresholds for the management incentive plan described in Section 4.07(c)(v) of this Agreement may be achieved.

                           (C) All offices and operations of the HomeTowne
Division will be branded using the name "HomeTowne Heritage Bank, a Division of National Penn Bank", including without limitation all branch signage, statements, communications, business cards, stationary, brochures, web site, marketing materials, promotional items, billing and all other aspects of the HomeTowne Division.

                           (D) Upon consummation of the Contemplated
Transactions, NPB shall cause NP Bank to establish the "HomeTowne Heritage Division Board of Directors" (the "HomeTowne Board"). The HomeTowne Board shall initially consist of the members of HomeTowne's Board of Directors at the Effective Date and two NPB or NP Bank representatives selected by NPB. In accordance with NPB corporate governance procedures and guidelines, the Board will have authority to add additional members from time to time. NPB anticipates that the emphasis of the HomeTowne Board will be on business development, marketing and expansion of the HomeTowne Division throughout Lancaster County, Pennsylvania.

                           (E) HomeTowne's current non-employee directors who
become HomeTowne Board Members shall receive compensation of at least $6,000 per calendar year, paid semi-annually, provided that a HomeTowne Board Member must attend at least seventy-five percent (75%) of the HomeTowne Board meetings for the six month period prior to the payment of the semi-annual compensation in order to receive such compensation. Non-employee directors shall also be eligible to participate in the Director Fee Plan maintained by NPB, as amended from time to time. Other persons, including any non-employee NPB designee, who may be selected for service on the HomeTowne Board shall be compensated in accordance with NPB's compensation policy for divisional board members. HomeTowne's current non-employee directors who become HomeTowne Board Members shall have the option of electing to receive compensation under either of the foregoing alternatives. The HomeTowne Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of NP Bank.

                           (F) NPB shall operate the HomeTowne Division, and
maintain the HomeTowne Board at the foregoing compensation level, for a period of at least five years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold, or if agreed to by a majority vote of both the HomeTowne Board and the NP Bank Board of Directors. In the event the HomeTowne Board is discontinued at any time prior to five (5) years after the Effective Date, any remaining compensation due HomeTowne Directors as set forth in subparagraph (E) above for the balance of the five (5) year period beginning on the Effective Date shall be accelerated and become immediately due and payable.

                  (v) Division Performance-Based Incentive Compensation Plan. Upon consummation of the Contemplated Transactions, NPB shall cause NP Bank to adopt a management incentive compensation plan for the HomeTowne Division which will provide for aggregate performance-based incentive compensation not to exceed $250,000 in any calendar year for the years 2004 to 2008. Payments under the incentive compensation plan will be paid out over a five year period after such incentive compensation is earned.

                  (vi) Indemnification, Insurance.
                       ---------------------------
                           (A) NPB shall indemnify, defend, and hold harmless
the directors, officers, employees and agents of HomeTowne (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the Contemplated Transactions) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

                           (B) NPB shall, and it shall cause NP Bank to, keep in
effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                           (C) NPB shall use its reasonable best efforts (and
HomeTowne shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

                                (1) maintain directors' and officers' liability
insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

                                (2) obtain coverage for Prior Acts for the

Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by HomeTowne and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to HomeTowne's directors and officers, $26,125 (150% of the annual premium payment, as of July 1, 2003, under HomeTowne's current policy in effect on the date of this Agreement) (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                           (D) If any claim is made against present or former
directors, officers or employees of HomeTowne who are covered or potentially covered by insurance, neither NP Bank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                           (E) If NPB or any of its successors or assigns shall
consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(vi).

                           (F) The provisions of this Section 4.07(c)(vi) are
intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                           (G) NPB shall pay all expenses, including reasonable
attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 4.07(c)(vi).

                  (vii) Conduct of NPB's Business. Through the Closing Date, NPB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.

                  (viii) Retention Bonuses. NPB shall cause the retention bonuses described in Section 4.01(d)(iii) of this

Agreement to be paid in accordance with Section 4.01(d)(ii).

                  (ix) NPB Interim Bank.
                       ----------------
                           (A) NPB shall cause NPB Interim Bank to be formed
under either the National Bank Act or the Banking Code, as NPB shall elect, and to be organized as a wholly-owned subsidiary of NPB.

                           (B) NPB shall cause the Board of Directors of NPB
Interim Bank to approve, and NPB as sole shareholder of NPB Interim Bank, shall approve, the execution and delivery of this Agreement by NPB Interim Bank as an additional party, and NPB shall cause NPB Interim Bank to execute and deliver this Agreement as an additional party.

                           (C) NPB shall capitalize NPB Interim Bank, and shall
take all other actions, and shall cause NPB Interim Bank to take all actions, necessary under applicable law for NPB Interim Bank to consummate the Interim Merger.


                                    ARTICLE V
                                    ---------

                                   CONDITIONS
                                   ----------

         5.01 Conditions to HomeTowne's Obligations under this Agreement. The obligations of HomeTowne hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by HomeTowne pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB, NP Bank and NPB Interim Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NPB, NP Bank and NPB Interim Bank; and HomeTowne shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of NPB, NP Bank and NPB Interim Bank required by this Agreement to be performed by NPB, NP Bank or NPB Interim Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by HomeTowne and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to HomeTowne or NPB of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e) Officer's Certificate. NPB shall have delivered to HomeTowne a certificate, dated the Closing Date and signed, without personal liability, by its Chairman, President or Executive Vice President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.01 have been satisfied.

         (f) Approval by HomeTowne's Shareholders. This Agreement shall have been approved by the shareholders of HomeTowne by such vote as is required by the National Bank Act, the Banking Code, and the articles of incorporation and bylaws of HomeTowne.

         (g) Other Documents. HomeTowne shall have received such other certificates, documents or instruments from NPB or its officers or others as HomeTowne shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

         (h) Nasdaq Listing. The NPB Common Stock, including the NPB Common Stock to be issued pursuant to the Adjusted HomeTowne Options, shall continue to be authorized for quotation on Nasdaq.

         (i) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of HomeTowne Common Stock.

         (j) Employment Agreements. Neither NPB nor NP Bank shall have violated, or taken any action to renounce or repudiate, the Employment Agreements.

         5.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to Section 7.03 hereof:

         (a) Corporate Proceedings. All action required to be taken by, or on the part of, HomeTowne to authorize the execution, delivery and performance of this Agreement and the Contemplated Transactions, shall have been duly and validly taken by HomeTowne; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Covenants; Representations. The obligations of HomeTowne required by this Agreement to be performed by HomeTowne at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of HomeTowne set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

         (c) Approvals of Regulatory Authorities. Procurement by NPB and HomeTowne of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or HomeTowne of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

         (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

         (e) Officer's Certificate. HomeTowne shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.02 have been satisfied.

         (f) Approval by HomeTowne's Shareholders. This Agreement shall have been approved by the shareholders of HomeTowne by such vote as is required by the National Bank Act, the Banking Code, and the articles of incorporation and bylaws of HomeTowne.

         (g) Other Documents. NPB shall have received such other certificates, documents or instruments from HomeTowne or its officers or others as NPB shall have reasonably requested in


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

connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

         (h) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 4.07(a)(iii) hereof shall not result in a Material Adverse Effect on HomeTowne.

         (i) Key HomeTowne Management. William K. Poole and David K. Thompson shall remain employed by HomeTowne through the Effective Date.


                                   ARTICLE VI
                                   ----------

                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

         6.01 Termination. This Agreement may be terminated on or at any time ------------ prior to the Closing Date:

         (a) By the mutual written consent of the parties hereto;

         (b) By NPB or HomeTowne:

                  (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach can not be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

                  (ii) If the Closing Date shall not have occurred prior to January 31, 2004 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party (or NP Bank or NPB Interim Bank in NPB's case) shall not be entitled to terminate this Agreement in accordance with this provision);

                  (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

                  (iv) If the HomeTowne Shareholders vote but fail to approve the Interim Merger at the HomeTowne Shareholders Meeting.

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

         6.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or HomeTowne to the other, except for any liability of NPB or HomeTowne under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                   ARTICLE VII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         7.01  Expenses and Other Fees.
               -----------------------
         (a) Except as set forth in Section 7.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Contemplated Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

         (b) If HomeTowne fails to complete the Interim Merger after the occurrence of one of the following events, and NPB shall not be in material breach of this Agreement, HomeTowne shall immediately pay NPB a fee of Two Million Dollars ($2,000,000):

                  (i) a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB:

                           (A) acquires beneficial ownership (within the meaning
of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of HomeTowne Common Stock; or

                           (B) enters into an agreement, letter of intent or
memorandum of understanding with HomeTowne pursuant to which such person or group or any affiliate of such person or group would:

                                (1) merge or consolidate, or enter into any
similar transaction, with HomeTowne;

                                (2) acquire all or substantially all of the
assets or liabilities of HomeTowne; or

                                (3) acquire beneficial ownership of securities
representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of HomeTowne Common Stock; or

                  (ii) HomeTowne authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described in subsection (b)(i)(B) above; or

                  (iii) the HomeTowne shareholders vote but fail to approve the Interim Merger at the HomeTowne Shareholders Meeting, or the HomeTowne Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

                           (A) the HomeTowne Board of Directors shall have
withdrawn or modified its
recommendation that HomeTowne shareholders approve this Agreement; or

                           (B) there has been an announcement by a person or
group (as those terms are defined in
Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the HomeTowne Common Stock then outstanding, or to acquire, merge, or consolidate with HomeTowne, or to purchase all or substantially all of HomeTowne's assets; or

                           (C) any director or officer of HomeTowne or other
person who has signed a Letter
Agreement shall have failed to maintain continued ownership of, and to vote at the HomeTowne Shareholders Meeting, the shares of HomeTowne Common Stock over which he or she exercises sole or shared voting power (as identified on his or her signed Letter Agreement), as required by such signed Letter Agreement.

         7.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. Without limiting the foregoing, Sections 1.02(d), 1.02(f), 1.02(g), and 4.07(c)(ii), (iii), (iv), (v) and (vi) shall survive the Closing.

         7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may:

         (a) amend this Agreement;

         (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

         (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

         (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise.

         This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7.04  Entire Agreement.
               ----------------
         (a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the HomeTowne Board Members may enforce the provisions of Sections 1.02(d), 1.02(f), 1.02(g), 4.07(c)(ii), (iii), (iv), (v) and (vi), and any Indemnified Party may enforce
Section 4.07(c)(vi).

         7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

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                                       62

         (a)      If to NPB or NP Bank, to:

                  National Penn Bancshares, Inc.
                  National Penn Bank
                  Philadelphia and Reading Avenues
                  P.O. Box 547
                  Boyertown, Pennsylvania  19512-0547

                  Attention:  Wayne R. Weidner, Chairman and CEO
                  Telecopy No.:  610-369-6349

                  with a copy to:

                  H. Anderson Ellsworth
                  Michael L. Mixell
                  Ellsworth, Carlton, Mixell & Waldman, P.C.
                  1105 Berkshire Boulevard
                  Suite 320
                  Wyomissing, Pennsylvania 19610

                  Telecopy No.:  610-371-9510

         (b)      If to HomeTowne, to:

                  HomeTowne Heritage Bank
                  1837 William Penn Way
                  P.O. Box 10274
                  Lancaster, Pennsylvania  17605

                  Attention: William K. Poole, President and CEO

                  Telecopy No.: 717-291-0258

                  with a copy to:

                  David W. Swartz, Esquire
                  Stevens & Lee, P.C.
                  111 North Sixth Street
                  P.O. Box 679
                  Reading, Pennsylvania 19603-0679

                  Telecopy No.: 610-478-2184

         7.07 Disclosure Schedules. Information contained on either the HomeTowne Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

         7.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.





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                                       64

         7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent the National Bank Act is applicable by its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                    By:/s/Wayne R. Weidner
                                       ----------------------------
                                    Wayne R. Weidner
                                    Chairman, President and
                                    Chief Executive Officer


                                    Attest:/s/Sandra L. Spayd
                                          ----------------------------
                                    Sandra L. Spayd
                                    Secretary

                                    NATIONAL PENN BANK


(Corporate Seal)                    By:/s/Wayne R. Weidner
                                       ----------------------------
                                          Wayne R. Weidner
                                          Chairman and Chief Executive
                                          Officer


                                    Attest:/s/Sandra L. Spayd
                                           ----------------------------
                                             Sandra L. Spayd
                                             Secretary

                                    HOMETOWNE HERITAGE BANK


(Corporate Seal)                    By:/s/Leslie K. Witmer
                                       ----------------------------
                                          Leslie K. Witmer
                                          Chairman of the Board


                                    By:/s/William K. Poole
                                        ----------------------------
                                           William K. Poole
                                           President and Chief Executive
                                           Officer


                                      Attest:/s/David K. Thompson
                                        ----------------------------
                                               Name: David K. Thompson
                                               Title: Secretary